DRAFT OF FEBRUARY 13, 1997

                      PETROLEUM HEAT AND POWER CO., INC.

                                NOTE AGREEMENT

                         Dated as of February 1, 1997

                         Re: $60,000,000 Senior Notes
                             Due October 1, 2002

                                TABLE OF CONTENTS
                          (Not a part of the Agreement)

SECTION                            HEADING                                 PAGE

SECTION 1.        DESCRIPTION OF NOTES AND COMMITMENT.........................1
     Section 1.1.     Description of Notes....................................1
     Section 1.2.     Description of Old Notes................................2
     Section 1.3.     Commitment, Closing Date................................2
     Section 1.4.     Other Agreements........................................3
SECTION 2.        PREPAYMENT OF NOTES.........................................3
     Section 2.1.     Required Prepayments....................................3
     Section 2.2.     Mandatory Prepayment on Change of Ownership.............3
     Section 2.3.     Optional Prepayments....................................5
     Section 2.4.     Notice of Prepayments...................................5
     Section 2.5.     Allocation of Prepayments...............................6
     Section 2.6.     Direct Payment..........................................6
SECTION 3.        REPRESENTATIONS.............................................6
     Section 3.1.     Representations of the Company..........................6
     Section 3.2.     Representations of the Purchasers.......................7
SECTION 4.        CLOSING CONDITIONS..........................................7
     Section 4.1.     Closing Certificates....................................7
     Section 4.2.     Legal Opinions..........................................7
     Section 4.3.     Related Transactions....................................7
     Section 4.4.     Consummation of Sale of Preferred Stock.................7
     Section 4.5.     Payment of Special Counsel Fees.........................7
     Section 4.6.     Private Placement Numbers...............................8
     Section 4.7.     Satisfactory Proceedings................................8
     Section 4.8.     Waiver of Conditions....................................8
SECTION 5.        COMPANY COVENANTS...........................................8
     Section 5.1.     Corporate Existence, etc................................8
     Section 5.2.     Insurance...............................................8
     Section 5.3.     Taxes, Claims for Labor and Materials,
                        Compliance with Laws..................................8
     Section 5.4.     Maintenance, Etc........................................9
     Section 5.5.     Nature of Business......................................9
     Section 5.6.     Limitations on Funded Debt..............................9
     Section 5.7.     Subsidiary Stock.......................................10
     Section 5.8.     Dividends, Stock Purchases.............................10
     Section 5.9.     Mergers, Consolidations and Sales of Assets............10
     Section 5.10.    Guaranties.............................................11
     Section 5.11.    Repurchase of Notes....................................11
     Section 5.12.    Transactions with Affiliates...........................11
     Section 5.13.    Termination of Pension Plans...........................12
     Section 5.14.    Reports and Rights of Inspection.......................12
     Section 5.15.    Limitation on Indebtedness and Preferred Stock
                        of Subsidiaries......................................14
     Section 5.16.    Limitation on Restrictions on Distributions from
                        Subsidiaries.........................................15
SECTION 6.        EVENTS OF DEFAULT AND REMEDIES THEREFOR....................15
     Section 6.1.     Events of Default......................................15


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     Section 6.2.     Notice to Holders......................................17
     Section 6.3.     Acceleration of Maturities.............................17
     Section 6.4.     Rescission of Acceleration.............................18
SECTION 7.        AMENDMENTS, WAIVERS AND CONSENTS...........................18
     Section 7.1.     Consent Required.......................................18
     Section 7.2.     Effect of Amendment or Waiver..........................18
SECTION 8.        INTERPRETATION OF AGREEMENT; DEFINITIONS...................19
     Section 8.1.     Definitions............................................19
     Section 8.2.     Accounting Principles..................................29
     Section 8.3.     Directly or Indirectly.................................29
SECTION 9.        MISCELLANEOUS..............................................29
     Section 9.1.     Registration and Transfers of the Notes................29
     Section 9.2.     Exchange of Notes......................................29
     Section 9.3.     Loss, Theft, etc. of Notes.............................30
     Section 9.4.     Expenses, Stamp Tax Indemnity..........................30
     Section 9.5.     Powers and Rights Not Waived...........................30
     Section 9.6.     Notices................................................31
     Section 9.7.     Designation of Notes as Designated Senior Debt.........31
     Section 9.8.     Successors and Assigns.................................31
     Section 9.9.     Survival of Covenants and Representations..............31
     Section 9.10.    Severability...........................................31
     Section 9.11.    Governing Law..........................................31
     Section 9.12.    Captions...............................................31

ATTACHMENTS TO NOTE AGREEMENT:

Schedule I  --   Names and Addresses of Purchasers
Schedule II --   Names of Beneficial Owners of Class C Common Stock
Exhibit A   --   Form of Senior Note due October 1, 2002
Exhibit B   --   Closing Certificate of the Company
Exhibit C   --   Description of Special Counsel's Closing Opinion
Exhibit D   --   Description of Closing Opinion of Counsel to the Company


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Petroleum Heat and Power Co., Inc. Note Agreement


                      PETROLEUM HEAT AND POWER CO., INC.

                               Davenport Street
                         Stamford, Connecticut 06904

                                NOTE AGREEMENT

Re:              $60,000,000 Senior Notes Due October 1, 2002

                                                                   Dated as of
                                                              February 1, 1997

To the Purchaser named in Schedule I hereto which is a signatory of this Agreement

Gentlemen:

      The undersigned, PETROLEUM HEAT AND POWER CO., INC., a Minnesota corporation (the "Company"), agrees with you as follows:

SECTION 1.   DESCRIPTION OF NOTES AND COMMITMENT.

      Section 1.1. Description of Notes. The Company will authorize the issue and sale of:

            (a) $40,000,000 aggregate principal amount of its Senior Notes, Series A, to be dated October 1, 1996, to bear interest at the rate of (i) during the period from October 1, 1996 to but not including October 1, 1998, 11.85% per annum and (ii) during the period from and including October 1, 1998 until maturity, 10.9% per annum, and to be expressed to mature on October 1, 2002 (the "Series A Notes");

            (b) $15,000,000 aggregate principal amount of its Senior Notes, Series B, to be dated October 1, 1996, to bear interest at the rate of (i) during the period from October 1, 1996 to but not including October 1, 1998, 12.17% per annum and (ii) during the period from and including October 1, 1998 until maturity, 10.9% per annum, and to be expressed to mature on October 1, 2002 (the "Series B Notes"); and

            (c) $5,000,000 aggregate principal amount of its Senior Notes, Series C, to be dated October 1, 1996, to bear interest at the rate of (i) during the period from October 1, 1996 to but not including October 1, 1998, 12.18% per annum and (ii) during the period from and including October 1, 1998 until maturity, 10.9% per annum, and to be expressed to mature on October 1, 2002 (the "Series C Notes").

      The Series A Notes, the Series B Notes and the Series C Notes are hereinafter referred to collectively as the "Notes." The Series A Notes, the Series B Notes and the Series C Notes are each herein referred to as Notes of a "Series." The Notes shall be substantially in the form attached hereto as Exhibit A. Interest on the Notes shall be payable semi-annually on the first day of each April and October in each year (commencing on the first such date after the date of issue) and at maturity. The Notes of each Series shall bear interest during any period on overdue principal and premium, if any, and (to the extent legally
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Petroleum Heat and Power Co., Inc. Note Agreement


enforceable) on any overdue installment of interest at the applicable Overdue Rate after the date due, whether by acceleration or otherwise, until paid. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in Section 2 of this Agreement. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement and the separate agreements with the other purchasers named in Schedule I. You and the other purchasers named in
Schedule I are hereinafter sometimes referred to as the "Purchasers".

      Section 1.2. Description of Old Notes. Pursuant to the separate Note Agreements dated as of September 1, 1988 between the Company and each of the respective Purchasers named therein, the Company has heretofore issued (i) $30,000,000 aggregate principal amount of its Subordinated Notes due October 1, 1998 (the "Old Subordinated Notes") and (ii) $30,000,000 aggregate principal amount of its Senior Notes due October 1, 1998 (the "Old Senior Notes" and, collectively with the Old Subordinated Notes, the "Old Notes"). The Purchasers of the Notes hereunder are also the current holders of the Old Notes.

      Section 1.3. Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes of the Company in the aggregate principal amount set forth opposite your name in Schedule I and the Notes shall be paid for by delivery to the Company of an equal principal amount of Old Notes which bear the same interest rate (to but not including October 1, 1998) as the Notes being purchased on the Closing Date hereinafter mentioned; provided that the Old Notes surrendered in exchange for the Notes will be canceled with no interest due thereon.

      The exchange of the Old Notes for the Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, subject to satisfaction of the conditions precedent set forth in ss.4 hereof (the "Closing Conditions"), on February 18, 1997 or, in the event that all Closing Conditions have not been satisfied as of February 18, 1997, such later date on or prior to February 28, 1997 as of which all such Closing Conditions have been satisfied (such date or such later date is herein referred to as the "Closing Date"). The Notes delivered to you on the Closing Date will be delivered to you in the form of a single registered Note for the full amount of your purchase (unless different denominations are


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Petroleum Heat and Power Co., Inc. Note Agreement


specified by you), registered in your name or in the name of such nominee as you may specify and in substantially the form attached hereto as Exhibit A, all as you may specify at any time prior to the date fixed for delivery.

      Section 1.4. Other Agreements. Simultaneously with the execution and delivery of this Agreement, the Company is entering into similar agreements with the other Purchasers under which such other Purchasers agree to purchase from the Company the principal amount of Notes set opposite such Purchasers' names in
Schedule I, and your obligation and the obligations of the Company hereunder are subject to the execution and delivery of the similar agreements by the other Purchasers. This Agreement and said similar agreements with the other Purchasers are herein collectively referred to as the "Agreements". The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser.

SECTION 2. PREPAYMENT OF NOTES.

      Section 2.1. Required Prepayments. The Company agrees that on October 1, 2000 and on October 1, 2001, it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Notes an amount equal to the lesser of (i) $15,000,000 or (ii) the principal amount of the Notes then outstanding. The entire remaining principal amount of the Notes shall become due and payable on October 1, 2002. No premium shall be payable in connection with any required prepayment made pursuant to this ss.2.1.

      In the event of any prepayment, redemption, purchase or other acquisition by the Company of less than all of the Notes other than a prepayment pursuant to this ss.2.1 each subsequent prepayment required to be made pursuant to this ss.2.1 shall be reduced in the proportion that the principal amount of such prepayment, redemption, purchase or other acquisition bears to the unpaid principal amount of the Notes immediately prior to such prepayment, redemption, purchase or other acquisition (after giving effect to any prepayment made pursuant to this ss.2.1 on the date of such prepayment, redemption, purchase or other acquisition).

      Section 2.2. Mandatory Prepayment on Change of Ownership. In the event the Company has knowledge of a Change of Ownership the Company will give written notice (herein called "Company Notice") of such fact to all holders of the Notes then outstanding. Said Company Notice shall be delivered within 30 days after the occurrence of such Change of Ownership; provided, however that if the Company does not then have knowledge of such fact, such Company Notice shall be delivered upon receipt of such knowledge by the Company. The Company Notice shall state the


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Petroleum Heat and Power Co., Inc. Note Agreement


number of shares and percentage of each class of Voting Stock of the Company which shall continue to be beneficially owned and controlled by the Sevin Group and/or the Traber Group (and specifying the number of shares of each such class held by each group), either directly or indirectly, immediately after the occurrence of such Change of Ownership.

      As used herein, the term "Change of Ownership" shall mean

            (a) any issue, sale or other disposition of shares of common stock of the Company which results in the number of shares of the common stock beneficially owned by the Sevin Group being less than 15% of the issued and outstanding shares of common stock (other than the Permitted Common Stock defined below), other than (i) the issuance, in connection with an underwritten public offering pursuant to a registration statement filed with the Securities and Exchange Commission (a "public offering"), of additional common stock ranking equally with Class A Common Stock as to payment of dividends and as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the Company ("Permitted Common Stock") or the issuance of any Permitted Common Stock upon the conversion of any convertible preferred stock issued pursuant to a public offering, (ii) a sale or disposition of shares of common stock to one or more members of the Traber Group, and (iii) a disposition of shares of common stock to a testamentary trust, all beneficiaries of which are members of the immediate family of a member of the Sevin Group and all trustees of which are members of the Sevin Group and, under the terms of the trust, have the power to vote such shares on all matters as to which the holders of such shares have the power to vote, so long as, giving effect to any of the events referred to in the foregoing clauses (i), (ii) and (iii), the Sevin Group and the Traber Group together have beneficial ownership (or, in the case of an event referred to in the foregoing clause
      (iii), voting control) of a sufficient number of shares of the capital stock of the Company to entitle them to elect, and they do elect, at least the smallest number of directors that is necessary to constitute a majority of the Company's Board of Directors;

            (b) any event which results in the number of directors of the Company's Board of Directors who are designated by the Sevin Group constituting less than a majority of the Board; or

            (c) any of the following events: (i) the holders of any of the Public Debentures have the right to require the Company to purchase any such Public Debentures pursuant


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Petroleum Heat and Power Co., Inc. Note Agreement


      to Section 4.08 of any of the Public Indentures, (ii) any holder of 2001 Notes exercises its right to declare any such notes to be due and payable pursuant to Section 5.2(A) of the Sixth Amendment and Restatement of Note Agreement, dated as of February 1, 1997, relating thereto (the "Sixth Amendment and Restatement"), (iii) the Company is required to make an offer to each holder of the 1997 Preferred Stock to redeem all or any part of such holder's 1997 Preferred Stock pursuant to paragraph 5(a) of the Certificate of Designation, (iv) the Company is required to make an offer to each holder of the 1989 Preferred Stock to redeem all or any part of such holder's 1989 Preferred Stock pursuant to Article III (1)(c) of the Restated and Amended Articles of Incorporation of the Company, (v) any holder of any Subordinated Indebtedness issued in exchange for the 1989 Preferred Stock exercises its rights to declare such notes to be due and payable pursuant to Section 6.1 of the 1989 Preferred Stock Purchase Agreements or (vi) any holder of 2001 Notes, Public Debentures, 1997 Preferred Stock or 1989 Preferred Stock shall have received any consideration (whether in the form of cash, a change in the rate of interest or dividends relating to such notes, debentures or preferred stock, a change in any other provision of the terms of such notes, debentures or preferred stock, or otherwise) to amend, modify, waive or otherwise give up its right to declare any such notes, debentures or preferred stock to be due and payable upon a "Change of Ownership," as defined in the 1989 Preferred Stock Purchase Agreements, the Sixth Amendment and Restatement or the Restated and Amended Articles of Incorporation of the Company, or a "Change of Control" as defined in the Public Indentures or the Certificate of Designation, as the case may be; provided, however, that an amendment to or waiver or other modification of
      Article III (1)(c) of the Restated and Amended Articles of Incorporation of the Company, paragraph 5(a) of the Certificate of Designation, Section
      6.1 of the 1989 Preferred Stock Purchase Agreements or Section 5.2(A) of the Sixth Amendment and Restatement shall not, in the absence of any consideration, constitute a Change of Ownership.

      Upon the receipt of such Company Notice or, if no Company Notice is given, upon the occurrence of a Change of Ownership the holder or holders of any Notes shall have the privilege, upon written notice to the Company declaring all Notes held by such holder or holders serving such notice to become due and payable, and thereupon such Notes shall become due and payable on such date as the Company shall specify (which date


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Petroleum Heat and Power Co., Inc. Note Agreement


shall be not later than 90 days after such declaration), and the Company covenants and agrees to prepay in full all Notes held by such holder or holders serving such notice; provided, however, that in the event Company Notice has in fact been given as hereinabove contemplated, such declaration shall be made within 30 days after receipt of such Company Notice.

      All prepayments on the Notes pursuant to this ss.2.2 shall be made by the payment of the aggregate principal amount remaining unpaid on such Notes together with accrued interest thereon to the date of such prepayment, plus a premium equal to 1% of such prepaid principal.

      Notwithstanding the provisions of ss.2.5, the Company may prepay all Notes held by any holder or holders who serve such notice on the Company without applying said prepayments ratably among all outstanding Notes.

      Section 2.3. Optional Prepayments. In addition to the prepayments required by ss.2.1 and ss.2.2 and upon compliance with ss.2.4, the Company shall have the privilege, at any time and from time to time of prepaying the outstanding Notes, either in whole or in part (but if in part then in units of $100,000 or an integral multiple of $10,000 in excess thereof) by payment of the principal amount of each Note, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with, if such prepayment is made on or prior to March 31, 2002, a premium equal to the Make-Whole Amount determined as of two Business Days prior to the date of such prepayment pursuant to this ss.2.3.

      Section 2.4. Notice of Prepayments. The Company will give notice of any prepayment of the Notes pursuant to ss.2.3 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such date, (ii) the principal amount of the holder's Notes to be prepaid on such date, (iii) the accrued interest applicable to the prepayment,
(iv) that a premium may be payable, (v) the date when such premium will be calculated, (vi) the estimated premium, and (vii) a copy of the Bloomberg Financial Markets Services Screen from which the Reinvestment Yield was calculated. Such notice of prepayment shall also certify all facts which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the premium, if any, and accrued interest thereon shall become due and payable on the prepayment date specified in said notice. Two Business Days prior to the prepayment date specified in such notice, the Company shall provide each holder written notice of the premium, if any, payable in connection with such prepayment and, whether


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Petroleum Heat and Power Co., Inc. Note Agreement


or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

      Section 2.5. Allocation of Prepayments. All partial prepayments pursuant toss.2.3 shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof.

      Section 2.6. Direct Payment. Notwithstanding anything to the contrary in this Agreement or the Notes, in the case of any Note owned by a Purchaser or its nominee or owned by any other institutional holder who has given written notice to the Company requesting that the provisions of this Section shall apply, the Company will promptly and punctually pay when due the principal thereof and premium, if any, and interest thereon, without any presentment thereof directly to such Purchaser or such subsequent holder at the address of such Purchaser set forth in Schedule I or at such other address as such Purchaser or such subsequent holder may from time to time designate in writing to the Company or, if a bank account is designated for such Purchaser on Schedule I hereto or in any written notice to the Company from such Purchaser or any such subsequent holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account of such Purchaser or such holder in any bank in the United States as the Purchaser or any such subsequent holder may from time to time direct in writing. The Company will cause such payments to be made by noon, Eastern time, on the date such payment is due. Any such payment which is received after noon, Eastern time, on any business day shall, for all purposes of this Agreement and the Notes, be deemed to have been received on the following business day. The holder of any Notes to which this Section applies agrees that in the event it shall sell or transfer any such Notes (i) it will, prior to the delivery of such Notes (unless it has already done so), make a notation thereon of all principal, if any, prepaid on such Notes and will also note thereon the date to which interest has been paid on such Notes, and (ii) it will promptly notify the Company of the name and address of the transferee of any Notes so transferred. With respect to Notes to which this Section applies, the Company shall be entitled to presume conclusively that the original or such subsequent institutional holder as shall have requested the provisions hereof to apply to its Notes remains the holder of such Notes until (y) the Company shall have received notice of the transfer of such Notes, and of the name and address of the transferee, or (z) such Notes shall have been presented to the Company as evidence of the transfer.

SECTION 3. REPRESENTATIONS.


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Petroleum Heat and Power Co., Inc. Note Agreement


      Section 3.1. Representations of the Company. The Company represents and warrants that all representations set forth in the form of certificate attached hereto as Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

      Section 3.2. Representations of the Purchasers. You represent, and in entering into this Agreement the Company understands, that you are acquiring the Notes for the purpose of investment and not with a view to the resale or distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes; provided that the disposition of your property shall at all times be and remain within your control.

SECTION 4. CLOSING CONDITIONS.

      Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes on the Closing Date and to the following further conditions precedent:

      Section 4.1. Closing Certificates. Concurrently with the delivery of Notes to you on the Closing Date, you shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company substantially in the form attached hereto as Exhibit B, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you.

      Section 4.2. Legal Opinions. Concurrently with the delivery of Notes to you on the Closing Date, you shall have received from Chapman and Cutler, who are acting as your special counsel in this transaction, and from Phillips Nizer Benjamin Krim & Ballon LLP, counsel for the Company, their respective opinions dated the Closing Date, in form and substance satisfactory to you, and covering applicable matters set forth in Exhibits C and D, respectively, hereto.

      Section 4.3. Related Transactions. Prior to or concurrently with the issuance and sale of Notes to you on the Closing Date, the Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement and the other Agreements referred to in ss.1.3.

      Section 4.4. Consummation of Sale of Preferred Stock. Prior to or concurrently with the issuance and sale of the Notes to you on the Closing Date, the Company shall have consummated the issuance and sale pursuant to Rule 144A under the Securities Act of 1933, as amended, of $30,000,000 aggregate liquidation preference of its Exchangeable Preferred Stock, which


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Petroleum Heat and Power Co., Inc. Note Agreement


Exchangeable Preferred Stock may not be redeemed at the option of the Company at any time prior to the sixth anniversary of the Closing Date and which may only be exchangeable for subordinated debentures as set forth in the Certificate of Designation (the "1997 Preferred Stock").

      Section 4.5. Payment of Special Counsel Fees. Without limiting the provisions of ss.9.4, the Company shall have paid on the Closing Date the reasonable fees, charges and disbursements of the Purchasers' special counsel referred to in ss.4.2 above to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing Date.

      Section 4.6. Private Placement Numbers. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of the Notes.

      Section 4.7. Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

      Section 4.8. Waiver of Conditions. If on the Closing Date the Company fails to tender to you the Notes to be issued to you on such date or if the conditions specified in this ss.4 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this ss.4 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this ss.4.8 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.

SECTION 5. COMPANY COVENANTS.

      From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

      Section 5.1. Corporate Existence, etc. The Company will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business, the absence of which would materially and adversely affect the properties, business, prospects or the condition of the Company and its Subsidiaries, provided that the foregoing shall not prevent any transaction permitted by ss.5.9.


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Petroleum Heat and Power Co., Inc. Note Agreement


      Section 5.2. Insurance. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers rated by A.M. Best & Company A-X or better, in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties; provided, however, that if insurance coverage by an insurer with such rating is not available for any such risk, then the Company shall maintain insurance coverage, for such risk, by an insurer with the highest rating for insurers which provide insurance coverage for such risk.

      Section 5.3. Taxes, Claims for Labor and Materials, Compliance with Laws. The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Company or such Subsidiary; provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books adequate reserves with respect thereto, if required by generally accepted accounting principles. The Company will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, the Occupational Safety and Health Act of 1970, the Employee Retirement Income Security Act of 1974 and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which would materially and adversely affect the properties, business, prospects, profits or condition of the Company and its Subsidiaries or would result in any lien or charge upon any property of the Company or any Subsidiary; provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or

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Petroleum Heat and Power Co., Inc. Note Agreement


proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books adequate reserves with respect thereto, if required by generally accepted accounting principles.

      Section 5.4. Maintenance, Etc. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in repair and working order as is customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

      Section 5.5. Nature of Business. Neither the Company nor any Subsidiary will engage in any business if, after giving effect thereto, less than 80% of the Consolidated Operating Cash Flow of the Company for the 12 months ended with its most recently ended fiscal quarter would be attributable to the distribution of home heating oil (#2 fuel oil), propane and related products (including the distribution of other petroleum products which were distributed by the Company during its fiscal year ending December 31, 1996), all as determined in accordance with generally accepted accounting principles.

      Section 5.6. Limitations on Funded Debt. Neither the Company nor any of its Subsidiaries will incur, create, assume, guarantee or otherwise become liable for any additional Funded Debt unless, after giving effect thereto, the Company's Consolidated EBITDA Coverage Ratio exceeds 2.0 to 1.

      The foregoing restriction on additional Funded Debt shall not be applicable to (i) Funded Debt incurred to refund, extend or renew up to an equal amount of outstanding Funded Debt; provided, that, if any Funded Debt is incurred for the purpose of refunding, extending or renewing any Indebtedness which is subordinate to the Notes, such Funded Debt must be subordinated to the Notes to the extent such Indebtedness is so subordinated, and (ii) additional Funded Debt in an aggregate amount not to exceed $25 million at any one time outstanding; provided, however, that Funded Debt incurred pursuant to this subsection (ii) shall be deemed not to be outstanding for purposes of this subsection (ii) if at the end of any period of four consecutive fiscal quarters ending after the incurrence of such Funded Debt the Company's Consolidated EBITDA Coverage Ratio exceeds 2.0 to 1.

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Petroleum Heat and Power Co., Inc. Note Agreement


      Section 5.7. Subsidiary Stock. The Company shall not directly or indirectly create, assume or suffer to exist any lien, charge or encumbrance on any capital stock of any of its Subsidiaries. The Company shall not permit any Subsidiary to issue or at any time to have outstanding any shares of Preferred Stock except as permitted under ss.5.15.

      Section 5.8. Dividends, Stock Purchases. The Company shall not declare or pay any dividend or make any distribution on its capital stock or to its shareholders or make any loan or advance to its shareholders (other than dividends or distributions payable in its capital stock) or purchase, redeem or otherwise acquire or retire for value, or permit any Subsidiary to purchase or otherwise acquire for value, any capital stock of the Company (i) if at the time of such action an Event of Default shall have occurred and be continuing, or
(ii) if, upon giving effect to such dividend, distribution, loan, advance, purchase, redemption, or other acquisition or retirement, the aggregate amount expended for all such purposes subsequent to December 31, 1987, (giving effect to any repayments of such loans or advances), shall exceed the sum of (a) 50% of the aggregate Cash Flow of the Company accrued on a cumulative basis for each of the fiscal years subsequent to December 31, 1986 and (b) the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive), received by the Company from the issue or sale after July 1, 1987, of capital stock of the Company, including capital stock issued upon the conversion of, or exchange for, Indebtedness; provided, however, that (x) the foregoing shall not prevent the payment of any dividend within 60 days after the date of declaration of such dividend, if at said date such declaration complied with this covenant; and (y) that in the event that the Company purchases, redeems or otherwise acquires or retires any capital stock of the Company in exchange for promissory notes of the Company then, so long as such promissory notes are junior and subordinate to the Notes, the principal of and interest on such subordinated promissory notes shall not be included for purposes of the foregoing until such time as payments of principal or interest are made thereon.

      Section 5.9. Mergers, Consolidations and Sales of Assets. The Company shall not consolidate with or merge into any other corporation or transfer all or substantially all of its properties and assets as an entirety to any person, unless:

            (a) either the Company shall be the continuing person, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company as an

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Petroleum Heat and Power Co., Inc. Note Agreement


      entirety are transferred (i) shall be a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, (ii) shall expressly assume all the obligations of the Company under the Note Agreement, (iii) shall be a person with a consolidated net worth immediately after such transaction at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction and (iv) would, after giving effect to such transaction, be able to issue at least one dollar ($1.00) of additional Funded Debt under the provisions of ss.5.6;

            (b) immediately after giving effect to such transaction, no Event of Default or no Default shall have occurred and be continuing; and

            (c) the Company has delivered to the Noteholders an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this covenant.

      Any sale or other transfer by the Company of a material part of any of its properties or assets not in the ordinary course of business shall be for a price which is not less than the fair market value of the property or assets so sold or transferred, as determined in good faith by the Board of Directors of the Company.

      Notwithstanding the foregoing, any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Subsidiary or Subsidiaries.

      Section 5.10. Guaranties. In addition to the other restrictions contained herein, including, without limitation, the restrictions contained in ss.ss.5.6 and 5.15 hereof, the Company will not and will not permit any Subsidiary to become or be liable in respect of any Guaranty except (i) any Guaranty of the Company of any obligation of any Subsidiary, (ii) any Guaranty of any Subsidiary of any obligation of any other Subsidiary or of the Company, and (iii) Guaranties of the Company which are limited in amount to a stated maximum dollar exposure and included in Indebtedness.

      Section 5.11. Repurchase of Notes. Neither the Company nor any Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless the offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Company repurchases any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor.

Petroleum Heat and Power Co., Inc. Note Agreement


      Section 5.12. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into or be a party to, any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate, nor detrimental to the interest of the Company or such Subsidiary.

      Section 5.13. Termination of Pension Plans. The Company will not and will not permit any Subsidiary to permit any employee benefit plan maintained by it to be terminated in a manner which could result in the imposition of a lien on any property of the Company or any Subsidiary pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974, as amended, if the enforcement of all such liens then in effect would have a material and adverse effect on the properties, business, prospects or the condition of the Company and its Subsidiaries.

      Section 5.14. Reports and Rights of Inspection. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with generally accepted principles of accounting consistently maintained (except for changes disclosed in the financial statements furnished to you pursuant to this ss.5.14 and concurred in by the independent public accountants referred to in ss.5.14(b) hereof), and will furnish to you so long as you are the holder of any Note and to each other institutional holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

            (a) Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, duplicate copies of:

                  (1) consolidated balance sheets of the Company and its
            Subsidiaries as of the close of such quarter setting forth in comparative form the amount for the end of the preceding fiscal year,

                  (2) consolidated statements of income and retained earnings of the Company and its Subsidiaries for such quarterly period, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, and

                  (3) consolidated statements of cash flows of the Company and its Subsidiaries for the portion of the

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Petroleum Heat and Power Co., Inc. Note Agreement


            fiscal year ending with such quarter, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year,

      all in reasonable detail and certified as complete and correct, by the chief financial officer of the Company;

            (b) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, duplicate copies of:

                  (1) consolidated balance sheets of the Company and its
            Subsidiaries as of the close of such fiscal year, and

                  (2) consolidated statements of income and retained earnings and cash flows of the Company and its Subsidiaries for such fiscal year,

      in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur) and present fairly the financial condition of the Company and its Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

            (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary;

            (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries;

            (e) Requested Information. With reasonable promptness, such other data and information (including

Petroleum Heat and Power Co., Inc. Note Agreement


      information as to the ownership of the capital stock of the Company) as you or any such institutional holder may reasonably request;

            (f) Officers' Certificates. Within the periods provided in paragraphs (a) and (b) above, a certificate of the chief financial officer of the Company stating that he has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of ss.5.6 through ss.5.13, inclusive, and ss.5.15 at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of his knowledge after reasonable inquiry, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto; and

            (g) Accountant's Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further, whether in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement, and if any such condition or event then exists, specifying the nature and period of existence thereof.

      Without limiting the foregoing, the Company will permit you, so long as you are the holder of any Note, and each institutional holder of the then outstanding Notes (or such Persons as either you or such holder may designate) to visit and inspect, any of the properties of the Company or any Subsidiary, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, corporate staff and independent public accountants (and by this provision the Company authorizes said accountants to discuss with you the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested. The Company shall not be required to pay or reimburse you or any such holder for expenses which you or any such holder may incur in connection with any such visitation or inspection.

Petroleum Heat and Power Co., Inc. Note Agreement


      Section 5.15. Limitation on Indebtedness and Preferred Stock of Subsidiaries. The Company will not permit any Subsidiary to incur or in any manner be or become liable in respect of any Indebtedness or issue or have outstanding any Preferred Stock except: (i) Indebtedness or Preferred Stock issued to and held by the Company or a Wholly-owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly-owned Subsidiary ceasing to be a Wholly-owned Subsidiary or any subsequent transfer of such Indebtedness or Preferred Stock (other than to the Company or a Wholly-owned Subsidiary) will be deemed, in each case, to constitute the incurrence of such Indebtedness or the issuance of such Preferred Stock, as the case may be, by the issuer thereof; (ii) Indebtedness incurred or Preferred Stock of a Subsidiary issued and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness incurred or Preferred Stock issued in contemplation of, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company), provided that at the time such Subsidiary is acquired by the Company, after giving effect to such Indebtedness or Preferred Stock of such Subsidiary, the Company's Consolidated EBITDA Coverage Ratio exceeds 2.0 to 1; (iii) Indebtedness or Preferred Stock (other than Indebtedness or Preferred Stock described in clause (i), (ii), (iv) or (vi) of this covenant) incurred or issued and outstanding on or prior to January 26, 1994; (iv) Indebtedness of a Subsidiary consisting of guarantees issued by such Subsidiary and outstanding on January 26, 1994 and Indebtedness of a Subsidiary consisting of guarantees issued subsequent to such date, in each case, to the extent such guarantee guarantees Bank Debt; (v) Indebtedness of a Subsidiary (other than Indebtedness described in clause (iv) above) consisting of guarantees of Funded Debt of the Company permitted by the first paragraph of Section 5.6, provided that contemporaneously with the incurrence of such Indebtedness by such Subsidiary, such Subsidiary issues a guarantee for the pro rata benefit of the holders of the Notes; and (vi) Indebtedness or Preferred Stock issued in exchange for, or the proceeds of which are used to refund or refinance, Indebtedness or Preferred Stock referred to in the foregoing clause (ii) or (iii); provided, however, that
(1) the principal amount of such Indebtedness or Preferred Stock so incurred or issued will not exceed the principal amount of the Indebtedness or Preferred Stock so exchanged or refinanced and (2) the Indebtedness or Preferred Stock so incurred or issued will (A) have a Stated Maturity later than the Stated Maturity of the

Petroleum Heat and Power Co., Inc. Note Agreement


Indebtedness or Preferred Stock being exchanged or refinanced and (B) will have an Average Life equal to or greater than the remaining Average Life of the Indebtedness or Preferred Stock so exchanged, refunded or refinanced.

      Section 5.16. Limitation on Restrictions on Distributions from Subsidiaries. The Company will not, and will not permit any Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to: (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except: (1) any encumbrance or restriction pursuant to an agreement in effect on January 26, 1994; (2) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement relating to any Indebtedness issued by such Subsidiary on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness issued in contemplation of, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company) and outstanding on such date; (3) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in the foregoing clause (1) or (2) or contained in any amendment to an agreement referred to in the foregoing clause (1) or (2); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to holders of the Notes than the encumbrances and restrictions contained in such agreements; (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease; (5) in the case of clause (iii) above, restrictions contained in security agreements securing Indebtedness of a Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; and
(6) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition.

SECTION 6. EVENTS OF DEFAULT AND REMEDIES THEREFOR.

      Section 6.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as the term is used herein:

Petroleum Heat and Power Co., Inc. Note Agreement


            (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five days; or

            (b) Default shall occur in the making of any payment of the principal of any Note or the premium thereon at the expressed or any accelerated maturity date; or

            (c) Default shall be made in the payment of the principal of or interest on any Indebtedness of the Company (other than the Notes) or any Subsidiary aggregating more than $2,000,000, as and when the same shall become due and payable in accordance with its terms (including any optional or required prepayment or redemption) and either (i) as the result of such default such Indebtedness is declared (or, in the case of Subordinated Indebtedness, may be declared) by the holders thereof to be, or becomes in accordance with its terms, due and payable before its stated maturity date or (ii) such default shall continue beyond the longer of 180 days or the period of grace, if any, allowed with respect thereto; or

            (d) The Company shall default in complying with any covenant under any indenture, agreement, or other instrument under which any Indebtedness (other than the Notes) of the Company or any Subsidiary aggregating more than $2,000,000 may be issued and as the result of such default the Indebtedness outstanding thereunder is declared (or, in the case of Subordinated Indebtedness, may be declared) by the holders thereof, to be or becomes, in accordance with its terms, due and payable before its stated maturity date; or

            (e) Default shall occur in the observance or performance of any covenant or agreement contained inss.5.6 throughss.5.13 or inss.ss.5.15 or
      5.16 hereof; or

            (f) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after notice thereof to the Company by the holder of any Note; or

            (g) If any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

            (h) The Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary causes or suffers an order for relief to be entered with respect to it under applicable

Petroleum Heat and Power Co., Inc. Note Agreement


      Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for the Company or such Subsidiary or for the major part of the property of either; or

            (i) A custodian, trustee or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and is not discharged within 30 days after such appointment; or

            (j) Final judgment or judgments for the payment of money aggregating in excess of $250,000 is or are outstanding against the Company or any Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

            (k) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, are consented to or are not dismissed within 60 days after such institution.

      Section 6.2. Notice to Holders. When any Event of Default described in the foregoing ss.6.1 has occurred, or if the holder of any Note or of any other evidence of Indebtedness of the Company gives any notice to the Company or takes any other action known to the Company with respect to a claimed default, the Company agrees to give notice within five business days of such event to all holders of the Notes then outstanding, such notice to be in writing and sent by registered or certified mail or by telegram.

      Section 6.3. Acceleration of Maturities. When any Event of Default described in paragraph (a) or (b) of ss.6.1 has happened and is continuing, any holder of any Note may, and when any Event of Default described in paragraphs
(c) through (j), inclusive, of said ss.6.1 has happened and is continuing, the holder or holders of 25% or more of the principal amount of Notes at the time outstanding may, by notice in writing sent by registered or certified mail to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (k) of ss.6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the

Petroleum Heat and Power Co., Inc. Note Agreement


holders of the Notes the entire principal and interest accrued on the Notes and, to the extent permitted by law and if such Notes so become due and payable on or prior to March 31, 2002, a premium equal to the Make-Whole Amount determined as of the date on which the Notes shall so become due and payable. No course of dealing on the part of any Noteholder nor any delay or failure on the part of any Noteholder to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all reasonable costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

      Section 6.4. Rescission of Acceleration. The provisions of ss.6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through
(j), inclusive, of ss.6.1, the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

            (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

            (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration underss.6.3) shall have been duly paid; and

            (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant toss.7.1; and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 7. AMENDMENTS, WAIVERS AND CONSENTS.

      Section 7.1. Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such waiver, modification,

Petroleum Heat and Power Co., Inc. Note Agreement


alteration or amendment shall be effective (i) which will extend the time of payment (including any prepayment required by ss.2.1) of the principal of or the interest on any Note or reduce the principal amount thereof or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will change the provisions with respect to mandatory prepayment upon a change of ownership of the Company, or
(iv) which will change the percentage of holders of the Notes required to consent to any such amendment, alteration or modification or any of the provisions of this ss.7 or ss.6.

      Section 7.2. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 8.  INTERPRETATION OF AGREEMENT; DEFINITIONS.

      Section 8.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

      "Affiliate" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

      "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly-owned Subsidiary, (ii) a disposition of property or assets

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Petroleum Heat and Power Co., Inc. Note Agreement


at fair market value in the ordinary course of business or (iii) a disposition of obsolete assets in the ordinary course of business.

      "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as of the time of determination, the present value (discounted at the average interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

      "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

      "Bank Debt" means any loan agreement with a bank, finance company or other financial institution, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

      "Business Day" means each day which is not a Legal Holiday.

      "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

      "Capital Lease Obligations" of a person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with generally accepted accounting principles; the amount of such obligation will be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      "Cash Flow", for any fiscal year, means the sum of (i) Consolidated Net Income for such fiscal year and (ii) to the extent the following deferred charges are deducted in the calculation of Consolidated Net Income, the amortization of

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Petroleum Heat and Power Co., Inc. Note Agreement


customer lists and other deferred charges included in the purchase price in connection with the acquisition of fuel oil distributorships (other than legal, accounting, financing and other transaction charges) and the amortization and depreciation of plant and equipment of the Company and its Subsidiaries for such fiscal year determined on a consolidated basis in accordance with generally accepted accounting principles.

      "Certificate of Designation" shall mean the Certificate of Designation adopted by the Board of Directors of the Company on February 12, 1997 establishing the 1997 Preferred Stock and setting forth the relative rights and preferences thereof.

      The terms "Class A Common Stock", "Class B Common Stock" and "Class C Common Stock" shall each mean the class of equity securities designated as such in the Restated and Amended Articles of Incorporations of the Company.

      "Consolidated EBITDA Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to (A) such Indebtedness as if such Indebtedness had been incurred on the first day of such period, (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, and (C) the interest income realized by the Company and its Subsidiaries on the proceeds of such Indebtedness, to the extent not yet applied at the date of determination, assuming such proceeds earned interest at the Treasury Rate from the date such proceeds were received through such date of determination, (2) if since the beginning of such period the Company or any Subsidiary will have made any Asset Disposition, EBITDA for such period will be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Subsidiary repaid, repurchased, defeased or otherwise discharged

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Petroleum Heat and Power Co., Inc. Note Agreement


with respect to the Company and its continuing Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale) and (3) if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) will have made an Investment in any Subsidiary (or any person which becomes a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of the assets of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company; provided, however, that such officer shall assume (i) the historical sales and gross profit margins associated with such assets for the most recent consecutive 12-month period ended prior to the date of purchase for which financial statements are available (provided that the first month of such period will be no more than 18 months prior to such date of purchase), less estimated post-acquisition loss of customers (not to be less than 5%) and (ii) other expenses as if such assets had been owned by the Company since the first day of such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

      "Consolidated Indebtedness" shall mean Indebtedness of the Company and its Subsidiaries on a consolidated basis as determined in accordance with generally accepted accounting principles.

      "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Subsidiaries, determined on a consolidated basis, including (i) interest expense in respect of money borrowed and interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest

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Petroleum Heat and Power Co., Inc. Note Agreement


expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Subsidiary under any guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Hedging Obligations (including amortization of fees), (viii) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries held by persons other than the Company or a Wholly-owned Subsidiary, (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan to pay interest or fees to any person (other than the Company) in connection with loans incurred by such plan or trust to purchase newly issued or treasury shares of the Company (but excluding interest expense associated with the accretion of principal on a non-interest bearing or other discount security) and (x) to the extent not already included in Consolidated Interest Expense, the interest expense attributable to Indebtedness of another person that is guaranteed by the Company or any of its Subsidiaries less interest income (exclusive of deferred financing fees) of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that Consolidated Interest Expense shall include such interest as may be paid by the Company or any Subsidiary to Star Gas only to the extent the amount of such interest paid during any period exceeds the dividends or other distributions on the Capital Stock of Star Gas distributed to the Company or any Subsidiary during such period.

      "Consolidated Net Income" of a person, for any period, means the aggregate of the Net Income of such person and its Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles, provided that (i) the Net Income of any other person (other than a Subsidiary) in which such person has an interest will be included only to the extent of the amount of dividends or distributions paid to such person, (ii) the Net Income of any person acquired by such person in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, (iii) any Net Income of any Subsidiary will be excluded if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to such person, except that (A) such person's equity in the Net Income of any such Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to such person as a dividend or other distribution (subject, in the

Petroleum Heat and Power Co., Inc. Note Agreement


case of a dividend or other distribution to another subsidiary, to the limitation contained in this clause) and (B) such person's equity in a net loss of any such Subsidiary for such period will be included in determining such Consolidated Net Income, (iv) the cumulative effect of a change in accounting principles will be excluded and (v) dividends or other distributions on the Capital Stock of Star Gas distributed to the Company or any Subsidiary by Star Gas shall be included in Consolidated Net Income of the Company only to the extent such dividends or other distributions exceed during any period the amount of interest paid to Star Gas by the Company or any Subsidiary during such period.

      "Consolidated Net Worth" means the total consolidated stockholders' equity of the Company and its consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

      "Consolidated Operating Cash Flow", for any period, means the sum of (i) Consolidated Net Income for such period and (ii) depreciation and amortization expense of the Company and its Subsidiaries for such period, as determined in accordance with generally accepted accounting principles. Consolidated Operating Cash Flow of the Company and its Subsidiaries shall include the sum of the items enumerated in clauses (i) and (ii) above of all persons (and each of their subsidiaries, if any, on a consolidated basis) then or theretofore acquired for the 12 months ended with the most recently completed fiscal quarter for such person. Consolidated Operating Cash Flow of such acquired persons shall be determined on a pro forma basis, giving effect to the financial results of such persons as if they had been owned by the Company for the twelve months immediately preceding the date of acquisition of such persons.

      "Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in ss.6.1.

      "EBITDA" for any period means the Consolidated Net Income for such period (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Dispositions), plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense,
(ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense and (v) all other noncash expenses.

      Exchange Indenture" shall mean the Exchange Debenture Indenture substantially in the form appended as Annex A to the Certificate of Designation.

      "Funded Debt" as applied to any person, means (a) Indebtedness incurred by such person with a stated maturity of

Petroleum Heat and Power Co., Inc. Note Agreement


more than one year from the date of incurrence; (b) any Indebtedness which, regardless of its term, may be renewed or extended at the option of the obligor to a date more than one year from the date of incurrence; and (c) any Indebtedness which by its terms or pursuant to the agreement under which it is issued, regardless of its term, may be paid with the proceeds of other Indebtedness, which may be incurred pursuant to the terms of such first-mentioned Indebtedness or the agreement under which such first Indebtedness is issued, which other Indebtedness has a stated maturity more than one year from the incurrence of such first-mentioned Indebtedness; excluding in each case (a), (b) and (c) Working Capital Borrowings.

      "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

      "Hedging Obligations" of any person means the obligations of such person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such person against changes in interest rates or foreign exchange rates.

      "Indebtedness" of any person means, without duplication,

Petroleum Heat and Power Co., Inc. Note Agreement


            (i) the principal of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

            (ii) all Capital Lease Obligations of such person and all Attributable Indebtedness in respect of Sale/Leaseback Transactions entered into by such person;

            (iii) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

            (iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

            (v) all obligations of the type referred to in clauses (i) through
      (iv) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including any guarantees of such obligations and dividends, including by means of any agreement which has the economic effect of a guarantee; and

            (vi) all obligations of the type referred to in clauses (i) through
      (v) of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

      "Investment" in any person means any loan or advance to, any guarantee of, any acquisition of any Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such person. Investments will exclude advances to customers and suppliers in the ordinary course of business.

Petroleum Heat and Power Co., Inc. Note Agreement


      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

      "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

      "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

            "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to ss.2.3 or has become or is declared to be immediately due and payable pursuant to ss.6.3, as the context requires.

            "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" means, with respect to the Called Principal of any Note, the Reinvestment Yield Adjustment Percentage over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" on the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day

Petroleum Heat and Power Co., Inc. Note Agreement


      preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

            "Reinvestment Yield Adjustment Percentage" means (i) for any payment or prepayment of the Notes to be made at any time on or prior to September 30, 2000, 0.50% and (ii) for any payment or prepayment of the Notes to be made after September 30, 2000 and on or prior to March 31, 2002, 1.25%.

            "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to ss.2.3 or ss.6.3.

            "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to ss.2.3 or has become or is declared to be immediately due and payable pursuant to ss.6.3, as the context requires.

Petroleum Heat and Power Co., Inc. Note Agreement


      "Net Income" of any person means the net income (loss) of such person, determined in accordance with generally accepted accounting principles; excluding, however, from the determination of Net Income any gain (but not loss) realized upon the sale or other disposition (including, without limitation, dispositions pursuant to leaseback transactions) of any real property or equipment of such person, which is not sold or otherwise disposed of in the ordinary course of business, or of any capital stock of such person or subsidiary owned by such person.

      "1989 Preferred Stock" shall mean the Exchangeable Preferred Stock of the Company in the aggregate original liquidation preference of $25,000,000 issued under the 1989 Preferred Stock Purchase Agreements.

      "1989 Preferred Stock Purchase Agreements" shall mean the separate Purchase Agreements dated as of August 1, 1989 between the Company and the respective Purchasers named therein, as amended by the First and Second Amendments thereto and as amended and restated by the Third Amendment and Restatement of Purchase Agreements dated as of February 1, 1997 among the Company and the holders of 1989 Preferred Stock named therein, as such Purchase Agreements may be amended, modified or restated.

      "1997 Preferred Stock" shall have the meaning set forth therefor in ss.4.4.

      "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

      "Officers' Certificate" means a certificate signed by two Officers.

      "Overdue Rate" shall mean, with respect to any Series of Notes during any period, a rate of interest equal to the sum of (i) the annual rate of interest otherwise borne by the Notes of such Series during such period (or, in the case of amounts due or overdue but not paid at maturity, the annual rate of interest otherwise borne by the Notes of such Series immediately prior to maturity) plus
(ii) 2% per annum.

      "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

      "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

      "Public Debentures" shall mean, collectively, the Company's 12-1/4% Subordinated Debentures due 2005, 10-1/8% Subordinated Notes due 2003 and 9-3/8% Subordinated Debentures due 2006.

Petroleum Heat and Power Co., Inc. Note Agreement


      "Public Indentures" shall mean, collectively, (i) the Indenture dated as of February 9, 1995, the Indenture dated as of April 1, 1993 and the Indenture dated as of February 3, 1994, each between the Company and Chemical Bank (now Chase Manhattan Bank), as Trustee thereunder, (ii) the Exchange Indenture and
(iii) any other indenture or other agreement under which the Company may issue Subordinated Indebtedness.

      "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Subsidiary transfers such property to a person and the Company or a Subsidiary leases it from such person.

      "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

      "Sevin Group" means the Estate of Malvin P. Sevin and trusts created thereunder, Audrey L. Sevin, Irik P. Sevin, Thomas J. Edelman, Margot Gordon and Phillip Ean Cohen and any trust over which such persons have the sole voting power.

      "Star Gas" shall mean Star Gas Corporation, a Delaware corporation.

      "Stated Maturity" means, with respect to any Indebtedness, the date specified in such Indebtedness, or in any agreement pursuant to which such Indebtedness was incurred, as the fixed date on which the principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

      "Subordinated Indebtedness" shall mean any Indebtedness of the Company which by its terms is subordinated or junior in right of payment to the Notes.

      The term "Subsidiary" means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and a Subsidiary of the Company or by a Subsidiary of the Company or (ii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and a Subsidiary of the Company, direct or indirectly, at the date of determination thereof, has at least 50% ownership interest or over which it exercises control; provided, however, that Star Gas, and any Person owned or controlled directly or indirectly by Star Gas, shall not be a Subsidiary.

      "Traber Group" means (i) all the holders of Class C Common Stock of the Company as listed on Schedule II hereto who are not members of the Sevin Group,
(ii) any person who is, or concurrently with the transfer of shares to such person becomes,

Petroleum Heat and Power Co., Inc. Note Agreement


a party to the shareholders agreement among the holders of Class C Common Stock of the Company dated November 25, 1986, as amended and restated through the Closing Date, and (iii) any trust over which persons described in clause (i) or
(ii) have sole voting power.

      "Treasury Rate" as of any date of determination means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to such date of determination (or, if such Statistical Release is no longer published, any publicly available source of similar market date)) of one year.

      "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

      "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness for borrowed money shall be owned by the Company and/or one or more of Petroleum Heat and Power Co., Inc. Note Agreement its Wholly-owned Subsidiaries.

      "Working Capital Borrowings" shall mean, on any date of determination, all Indebtedness of the Company and its Subsidiaries on a consolidated basis incurred to finance current assets, excluding from such definition of Working Capital Borrowings (but not from the definition of Indebtedness) the excess of current liabilities over current assets on such date (determined in accordance with generally accepted accounting principles).

      Section 8.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with generally accepted accounting principles, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

      Section 8.3. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 9. MISCELLANEOUS.

      Section 9.1. Registration and Transfers of the Notes. The Company shall cause to be kept at its principal office a register

Petroleum Heat and Power Co., Inc. Note Agreement


for the registration and transfer of the Notes (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as it may prescribe, any Note issued pursuant to this Agreement.

      At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing.

      The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder.

      Section 9.2. Exchange of Notes. At any time, and from time to time, upon not less than ten days' notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to ss.9.1, this ss.9.2 or ss.9.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to the holder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in the denomination of $100,000 or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons, or order, as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

      Section 9.3. Loss, Theft, etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchaser or any subsequent institutional holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner,

Petroleum Heat and Power Co., Inc. Note Agreement


setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

      Section 9.4. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler, your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and all such expenses relating to any amendment, waivers or consents pursuant to the provisions hereof. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement.

      Section 9.5. Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to ss.7 hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

      Section 9.6. Notices. All communications provided for hereunder shall be in writing and, if to you, delivered or mailed by registered or certified mail, addressed to you at your address appearing on Schedule I to this Agreement or such other address as you or the subsequent holder of any Note initially issued to you, may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail to the Company at Post Office Box 1457, Stamford, Connecticut 06904, Attention: President, or to such other address as the

Petroleum Heat and Power Co., Inc. Note Agreement


Company may in writing designate to you or to a subsequent holder of the Note initially issued to you.

      Section 9.7. Designation of Notes as Designated Senior Debt. The Company hereby designates and agrees that the Notes are and will be Designated Senior Debt (as defined in and for purposes of the Public Indentures).

      Section 9.8. Successors and Assigns. This Agreement shall be binding upon you and your successors and assigns, including each successive holder or holders of any Notes, and the Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes and to the benefit of the Company and its successor and assigns.

      Section 9.9. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

      Section 9.10. Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

      Section 9.11. Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with New York law.

      Section 9.12. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Petroleum Heat and Power Co., Inc. Note Agreement


      The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                            PETROLEUM HEAT AND POWER CO., INC.

                                            By
                                               Its

                                            Accepted as of February 1, 1997.

                                            [VARIATION]

                                            By
                                               Its

                                            [By
                                               Its              ]

Petroleum Heat and Power Co., Inc. Note Agreement


                                                           PRINCIPAL AMOUNT
    NAME AND ADDRESS                                        OF NOTES TO BE
      OF PURCHASERS                                            PURCHASED

JOHN HANCOCK MUTUAL LIFE                               Series B - $ 2,812,500.00
INSURANCE COMPANY (for the General Account)            Series C - $   937,499.99
John Hancock Place
200 Clarendon Street
Boston, Massachusetts  02117

Payments

All payments on or in respect of the Notes shall be made by bank wire transfer of Federal or other immediately available funds (which shall identify each payment as "Petroleum Heat and Power Co., Inc., Senior Notes due 2002, principal or interest or other payments") to:

          The First National Bank of Boston
          (ABA #011 000 390)
          100 Federal Street
          Boston, Massachusetts  02110
          Attention:  Insurance Division
          for the account of John Hancock
          Mutual Life Insurance Company
          Private Placement Collection Account
          Account Number 541-55417
          On Order of:  [Name of Issuer and PPN]

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered or mailed to:

Petroleum Heat and Power Co., Inc. Note Agreement


          John Hancock Mutual Life
            Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Securities Accounting Division T-10

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Securities Accounting Division T-10

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Bond and Corporate Finance Department, T-57

Name of Nominee in which Notes are to be issued:

          John Hancock Mutual Life Insurance Company

Taxpayer I.D. Number:  04-1414660

Petroleum Heat and Power Co., Inc. Note Agreement


                                                          PRINCIPAL AMOUNT
    NAME AND ADDRESS                                       OF NOTES TO BE
      OF PURCHASERS                                           PURCHASED

JOHN HANCOCK MUTUAL LIFE                               Series B - $ 2,187,500.00
INSURANCE COMPANY (Guaranteed Benefit Sub-Account)     Series C - $   729,166.67
John Hancock Place
200 Clarendon Street
Boston, Massachusetts  02117

Payments

All payments on or in respect of the Notes shall be made by bank wire transfer of Federal or other immediately available funds (which shall identify each payment as "Petroleum Heat and Power Co., Inc., Senior Notes due 2002, principal or interest or other payments") to:

          The First National Bank of Boston
          (ABA #011 000 390)
          100 Federal Street
          Boston, Massachusetts  02110
          Attention:  Insurance Division
          for the account of John Hancock
          Mutual Life Insurance Company
          Private Placement Collection Account
          Account No. 541-55417
          On Order of:  [Name of Issuer and PPN]

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered or mailed to:

Petroleum Heat and Power Co., Inc. Note Agreement


          John Hancock Mutual Life
            Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Securities Accounting Division T-10

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Securities Accounting Division T-10

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Bond and Corporate Finance Department, T-57

Name of Nominee in which Notes are to be issued:

          John Hancock Mutual Life Insurance Company

Taxpayer I.D. Number:  04-1414660

Petroleum Heat and Power Co., Inc. Note Agreement


                                                         PRINCIPAL AMOUNT
    NAME AND ADDRESS                                      OF NOTES TO BE
      OF PURCHASERS                                          PURCHASED

JOHN HANCOCK MUTUAL LIFE                              Series A - $3,333,333.34
INSURANCE COMPANY
John Hancock Place
200 Clarendon Street
Boston, Massachusetts  02117

Payments

All payments on or in respect of the Notes shall be made by bank wire transfer of Federal or other immediately available funds (which shall identify each payment as "Petroleum Heat and Power Co., Inc., Senior Notes due 2002, principal or interest or other payments") to: The First National Bank of Boston

          (ABA #011 000 390)
          100 Federal Street
          Boston, Massachusetts  02110
          Attention:  Insurance Division
          for the account of John Hancock
          Mutual Life Insurance Company
          Private Placement Collection Account
          Account No. 541-55417
          On Order of:  [Name of Issuer and PPN]

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered or mailed to:

Petroleum Heat and Power Co., Inc. Note Agreement


          John Hancock Mutual Life
            Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Securities Accounting Division T-10

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Securities Accounting Division T-10

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Bond and Corporate Finance Department, T-57

Name of Nominee in which Notes are to be issued:

          John Hancock Mutual Life Insurance Company

Taxpayer I.D. Number:  04-1414660

Petroleum Heat and Power Co., Inc. Note Agreement


                                                           PRINCIPAL AMOUNT
    NAME AND ADDRESS                                        OF NOTES TO BE
      OF PURCHASERS                                            PURCHASED

BARNETT & CO.                                           Series A - $10,000,000
c/o Bankers Trust Company
P. O. Box 998
Bowling Green Station
New York, New York  10274

Payments

All payments on or in respect of the Notes shall be made by bank wire transfer of Federal or other immediately available funds (which shall identify each payment as "Petroleum Heat and Power Co., Inc., Senior Notes due 2002, principal or interest or other payments") to: Bankers Trust Company

          (ABA #021-001-033)
          Account of Barnett & Co.
          Account Number:  99-911-145
          On Order of:  [Name of Issuer and PPN]

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered or mailed to:

Petroleum Heat and Power Co., Inc. Note Agreement


          Barnett & Co.
          c/o Bankers Trust Company
          P. O. Box 998
          Bowling Green Station
          New York, New York  10274

     with a copy to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Securities Accounting Division T-10

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

          c/o Bankers Trust Company
          P. O. Box 998
          Bowling Green Station
          New York, New York  10274

     with a copy to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Securities Accounting Division T-10

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Bond and Corporate Finance Department, T-57
          Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-6819932

Petroleum Heat and Power Co., Inc. Note Agreement


                                                         PRINCIPAL AMOUNT
    NAME AND ADDRESS                                      OF NOTES TO BE
      OF PURCHASERS                                          PURCHASED

MELLON BANK, N.A., as Trustee for                     Series A - $3,333,333.33
the Long-Term Investment Trust                        Series B - $1,250,000.00
One Mellon Bank Center                                Series C - $  416,666.67
Pittsburgh, Pennsylvania 15258
Attention: Bernadette Rist

Payments

All payments on or in respect of the Notes shall be made by bank wire transfer of Federal or other immediately available funds (which shall identify each payment as "Petroleum Heat and Power Co., Inc., Senior Notes due 2002, principal or interest or other payments") to:

          Federal Reserve Bank of Boston
          A/C Boston Safe Deposit & Trust Company
          ABA #: 011001234
          DDA: 125261
          Ref: ATTF 179168

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered or mailed to:

          Mellon Bank, N.A.
          Three Mellon Bank Center
          Room 153-3610
          Attention: Principal & Interest Unit
          Pittsburgh, Pennsylvania 15259-0001

Petroleum Heat and Power Co., Inc. Note Agreement


     All other communications shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Stephen A. MacLean, Bond and Corporate Finance
          Dept., T-57

     with a copy to:

          Mellon Bank, N.A.
          One Mellon Bank Center, Room 151-1935
          Pittsburgh, Pennsylvania  15258
          Attention:  Bernadette Rist

Name of Nominee in which Notes are to be issued: MELLON BANK, N.A., TRUSTEE UNDER THE LONG-TERM INVESTMENT TRUST DATED OCTOBER 1, 1996

Taxpayer I.D. Number:  13-3187026

Petroleum Heat and Power Co., Inc. Note Agreement


                                                            PRINCIPAL AMOUNT
    NAME AND ADDRESS                                         OF NOTES TO BE
      OF PURCHASERS                                             PURCHASED

MELLON BANK, N.A., as Trustee for the
NYNEX Master Pension Trust                              Series A - $2,000,000.00
One Mellon Bank Center                                  Series B - $  750,000.00
Pittsburgh, Pennsylvania 15258                          Series C - $  250,000.00
Attention: Bernadette T. Rist

Payments

All payments on or in respect of the Notes shall be made by bank wire transfer of Federal or other immediately available funds (which shall identify each payment as "Petroleum Heat and Power Co., Inc., Senior Notes due 2002, principal or interest or other payments") to:

          Federal Reserve Bank of Boston
          A/C Boston Safe Deposit and Trust Company
          ABA #: 011001234
          DDA: 16-229-9
          Reference: NYNEX: NYXF 1783332

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered or mailed to:

Petroleum Heat and Power Co., Inc. Note Agreement


          Mellon Bank, N.A.
          One Mellon Bank Center, Room 3346
          Pittsburgh, Pennsylvania 15258-0001
          Attention: Fran Sistek

     All other communications shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          200 West Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Stephen A. MacLean
          Bond and Corporate Finance Department, T-57
          Telefacsimile Number:  (617) 572-1606

     with a copy to:

          Mellon Bank, N.A.
          One Mellon Bank Center, Room 1935
          Pittsburgh, Pennsylvania  15258
          Attention:  Bernadette T. Rist

Name of Nominee in which Notes are to be issued: MELLON BANK, N.A., TRUSTEE UNDER MASTER TRUST AGREEMENT OF NYNEX CORPORATION DATED JANUARY 1, 1984 FOR EMPLOYEE PENSION PLANS-NYNEX-JOHN HANCOCK-PRIVATE PLACEMENT

Taxpayer I.D. Number:  25-1448208

Petroleum Heat and Power Co., Inc. Note Agreement


                                                         PRINCIPAL AMOUNT
    NAME AND ADDRESS                                      OF NOTES TO BE
      OF PURCHASERS                                          PURCHASED

JOHN HANCOCK VARIABLE LIFE                            Series A - $1,333,333.33
INSURANCE COMPANY (for the General Account)           Series C - $ 166,666.67
John Hancock Place                                    Series B - $ 500,000.00
200 Clarendon Street
Boston, Massachusetts 02117

Payments

All payments on or in respect of the Notes shall be made by bank wire transfer of Federal or other immediately available funds (which shall identify each payment as "Petroleum Heat and Power Co., Inc., Senior Notes due 2002, principal or interest or other payments") to:

          The First National Bank of Boston
          (ABA #011 000390)
          100 Federal Street
          Boston, Massachusetts 02110

Attention: Insurance Division for the account of John Hancock Variable Life Insurance Company Private Placement Collection Account Account Number 541-55417 On Order of: [Name of Issuer and PPN]

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Notes or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered or mailed to:

Petroleum Heat and Power Co., Inc. Note Agreement


          John Hancock Variable Life
            Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention: Securities Administration T-56

All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention: Securities Accounting Division T-10

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention: Bond and Corporate Finance Department, T-57

Name of Nominee in which Notes are to be issued: John Hancock Variable Life Insurance Company

Taxpayer I.D. Number:  04-2664016

Petroleum Heat and Power Co., Inc. Note Agreement


                                                          PRINCIPAL AMOUNT
    NAME AND ADDRESS                                       OF NOTES TO BE
      OF PURCHASERS                                           PURCHASED

THE NORTHWESTERN MUTUAL LIFE                           Series A - $10,000,000
INSURANCE COMPANY                                      Series B - $ 3,750,000
720 East Wisconsin Avenue                              Series C - $ 1,250,000
Milwaukee, Wisconsin  53202
Attention:  Securities Department
Telefacsimile Number:  (414) 299-7124

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Petroleum Heat and Power Co., Inc., Senior Notes due 2002, principal or interest") to:

          Bankers Trust Company
          (ABA #0210-01033)
          16 Wall Street
          Insurance Unit 4th Floor
          New York, New York  10015
          for credit to The Northwestern Mutual Life
          Insurance Company's Account No. 00-000-027

Notices

          All notices and communications, to be addressed as first provided above, except notices with respect to payment, and written confirmation of each such payment, to be addressed Attention:
          Investment Operations, Telefacsimile Number (414) 299-2111. Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number:  39-0509570

Petroleum Heat and Power Co., Inc. Note Agreement


                                                            PRINCIPAL AMOUNT
    NAME AND ADDRESS                                         OF NOTES TO BE
      OF PURCHASERS                                             PURCHASED

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY                  Series A - $10,000,000
711 High Street                                          Series B - $ 3,750,000
Des Moines, Iowa  50392-0800                             Series C - $ 1,250,000
Attention:  Investment Department,
Securities Division
Telefacsimile:  (515) 248-2490
Confirmation:  (515) 248-3495

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Petroleum Heat and Power Co., Inc. Senior Notes due 2002, Bond No. 1-B-60043 for Series A, 1-B-60044 for Series B and 1-B-60045 for Series C, principal or interest and/or premium") to:

          Norwest Bank Iowa, N.A.
          ABA #073 000 228
          Seventh and Walnut Streets
          Des Moines, Iowa  50304
          for credit to Principal Mutual
          Life Insurance Company's
          General Account No. 014752
          OBI:PFGSE(S) B____ ( ) Principal $_____ Interest $_____

Notices

All notices concerning payment on or in respect of the Notes, to:

          Principal Mutual Life Insurance Company
          711 High Street
          Des Moines, Iowa  50392-0960
          Attention:  Investment Accounting and Treasury - Securities
          Facsimile:  (515) 248-2643
          Confirmation:  (515) 248-8301

All notices and communications other than those in respect to payments to be addressed as provided above. Name of Nominee in which Notes are to be issued:
None

Taxpayer I.D. Number:  42-0127290

Petroleum Heat and Power Co., Inc. Note Agreement


                       OWNERS OF BENEFICIAL INTEREST OF
                        COMPANY'S CLASS C COMMON STOCK

SHAREHOLDER                                                NUMBER OF SHARES

Phillip Ean Cohen                                               113,423
Thomas J. Edelman                                               129,019
Margot Gordon                                                    75,615
Irik P. Sevin                                                   201,641
Audrey L. Sevin                                                 477,716
Jorg Bennemann                                                    4,000
Brentwood Corp.                                                 120,985
Albert Bull                                                      25,400
Gabes S.A.                                                      124,314
Barcel Corporation                                              151,231
Hubertus Langen                                                   9,038
Tortosa GmbH                                                    298,717
Minneford Corp.                                                  12,000
Fernando Montero                                                 35,287
Mortimer Corp.                                                   63,013
Richard O'Connell                                               302,461
Wolfgang Traber                                                   9,038
M.M. Warburg & Co.                                               31,808
Max Warburg                                                      38,481
Ravenna Financial Corp.                                          15,123
Eduardo G. Mestre                                                15,123
Wrinston Financial, S.A.                                         30,246
Altama Financiera, S.A.                                          15,123
Hanseatic Corporation                                           298,717

Petroleum Heat and Power Co., Inc. Note Agreement


                      PETROLEUM HEAT AND POWER CO., INC.

                                 Senior Note
                             Due October 1, 2002

No. R-                                                __________________, 19____
$

      PETROLEUM HEAT AND POWER CO., INC., a Minnesota corporation (the "Company"), for value received, hereby promises to pay to or registered assigns,
                        on the first day of October, 2002

                             the principal amount of

                             DOLLARS ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of (i) from the date hereof to but not including October 1, 1998, _________% per annum and (ii) from and including October 1, 1998 until maturity,
_________% per annum, payable semi-annually on the first of each April and October in each year commencing with the first such date after the date of issue hereof, and at maturity. The Company agrees to pay interest during any period on overdue principal and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate (as defined in the Note Agreements described below), whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Stamford, Connecticut in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

Petroleum Heat and Power Co., Inc. Note Agreement


      This Note is one of the Senior Notes of the Company in the aggregate principal amount of $60,000,000 issued or to be issued under and pursuant to the terms and provisions of separate and several Note Agreements each dated as of February 1, 1997, entered into by the Company with the original purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits and security provided for thereby or referred to therein, to which Note Agreements reference is hereby made for the statement thereof.

      This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

      The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in Section 2 of the Note Agreements.

      This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                         PETROLEUM HEAT AND POWER CO., INC.

                                         By
                                            Its

Petroleum Heat and Power Co., Inc. Note Agreement


                      PETROLEUM HEAT AND POWER CO., INC.
                             CLOSING CERTIFICATE

John Hancock Mutual Life                             The Northwestern Mutual
Insurance Company                                      Life Insurance Company
Boston, Massachusetts  02117                         Milwaukee, Wisconsin  53202

Mellon Bank, N.A.                                    Principal Mutual Life
Pittsburgh, Pennsylvania  15258                        Insurance Company
                                                     Des Moines, Iowa  50309

John Hancock Variable Life
Insurance Company                                    Barnett & Co.
Boston, Massachusetts  02117                         c/o Bankers Trust Company
                                                     New York, New York  10274

Gentlemen:

      This certificate is delivered to you in compliance with the requirements of the separate and several Note Agreements dated as of February 1, 1997, (the "Agreements") entered into by the undersigned, Petroleum Heat and Power Co., Inc., a Minnesota corporation (the "Company"), with each of you, respectively, and as an inducement to and as part of the consideration for your purchase on this date aggregating $60,000,000 principal amount of the Senior Notes due October 1, 2002 (the "Notes") of the Company pursuant to the Agreements. The terms which are capitalized herein shall have the same meanings as in the Agreements.

      The Company represents and warrants to each of you as follows:

            1. Subsidiaries. Annex A attached hereto states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. The Company and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any lien. All such shares have been duly issued and are fully paid and non-assessable.

Petroleum Heat and Power Co., Inc. Note Agreement


            2. Corporate Organization and Authority. The Company, and each Subsidiary,

                  (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                  (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and

                  (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

            3. Business and Property. You have heretofore been furnished with a copy of the Company's Preliminary Offering Memorandum dated January 29, 1997 prepared by Donaldson Lufkin & Jenrette Securities Corporation regarding the issuance and sale of the Company's 1997 Preferred Stock referred to in Section 4.4 of the Agreements (the "Memorandum") which generally sets forth the business conducted and proposed to be conducted by the Company and its Subsidiaries and the principal properties of the Company and its Subsidiaries.

            4. Financial Statements. (a) The consolidated balance sheets of the Company and its Subsidiaries as of December 31 in each of the years 1991 to 1995 both inclusive, and the statements of income and retained earnings and changes in financial position for the fiscal years ended on said dates accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by KPMG Peat Marwick LLP, have been prepared in accordance with generally accepted accounting

Petroleum Heat and Power Co., Inc. Note Agreement


      principles consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of their operations and changes in their financial position for such periods. The unaudited consolidated balance sheets of the Company and its Subsidiaries as of September 30, 1996, and the unaudited statements of income and retained earnings and changes in financial position for the nine-month period ended on said date prepared by the Company have been prepared in accordance with generally accepted accounting principles consistently applied, are correct and complete and present fairly the financial position of the Company and its Subsidiaries as of said date and the results of their operations and changes in their financial position for such period.

                  (b) Since December 31, 1995, there has been no change in the condition, financial or otherwise, of the Company and its Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

            5. Indebtedness. Annex B attached hereto correctly describes all Current Debt, Funded Debt, Capitalized Leases and Long-Term Leases of the Company and its Subsidiaries outstanding as of January 31, 1997.

            6. Full Disclosure. Neither the financial statements referred to in paragraph 4 nor the Agreements, the Memorandum or any other written statement furnished by the Company to you in connection with the

Petroleum Heat and Power Co., Inc. Note Agreement


      negotiation of the sale of the Notes, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to you in writing which materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries.

            7. Pending Litigation. There are no proceedings pending or, to the knowledge of the Company threatened, against or affecting the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries. Neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

            8. Title to Properties. The Company and each Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all the real property and has good title to all the other property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4 except as sold or otherwise disposed of in the ordinary course of business and except for liens disclosed in notes to the financial statements referred to in paragraph 4 hereof or

Petroleum Heat and Power Co., Inc. Note Agreement


      otherwise permitted by the Agreements.

            9. Patents and Trademarks. The Company and each Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

            10. Sale is Legal and Authorized. The sale of the Notes and compliance by the Company with all of the provisions of the Agreements and the Notes--

                  (a) are within the corporate powers of the Company and have been duly authorized by proper corporate action on the part of the Company; and

                  (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any liens or encumbrances on any property of the Company.

            11. No Defaults; Performance of Obligations. (a) No Default or Event of Default as defined in the Agreements has occurred and is continuing. The Company is not in default in the payment of principal or interest on any Indebtedness for borrowed money and is not in default under any instrument or instruments or agreements under and subject to which any Indebtedness for borrowed money has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

Petroleum Heat and Power Co., Inc. Note Agreement


                  (b) The Company has performed all of its obligations under the
            Agreements which are to be performed on or prior to the date hereof, including, without limitation, the issuance of the 1997 Preferred Stock as contemplated by Section 4.4. As of the date hereof, the 1997 Preferred Stock has been duly and validly issued and is fully paid and non-assessable.

            12. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreements or the Notes or compliance by the Company with any of the provisions of the Agreements or the Notes.

            13. Taxes. All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts. The Federal income tax liability of the Company and its Subsidiaries has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended December 31, 1991 and no controversy in respect of a material amount of additional income taxes due since said date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books

Petroleum Heat and Power Co., Inc. Note Agreement


      of the Company and each Subsidiary are adequate for all open years, and for its current fiscal period.

            14. Use of Proceeds. The net proceeds from the sale of the Notes (being the Old Notes surrendered in exchange therefor) will be used for corporate purposes. None of the transactions contemplated in the Agreements (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of
      Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation G. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing, the proceeds of which were used to purchase any " security" within the meaning of the Securities Exchange Act of 1934, as amended.

            15. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than you. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will

Petroleum Heat and Power Co., Inc. Note Agreement


      solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

            16. Employee Retirement Income Security Act of 1974. The consummation of the transactions provided for in the agreement and compliance by the Company with the provisions thereof and the Notes issued thereunder will not involve any prohibited transaction within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA") or
      Section 4975 of the Internal Revenue Code of 1954, as amended. No "employee pension benefit plans", as defined in ERISA ("Plans"), maintained by the Company or any Person which is under common control with the Company within the meaning of Section 4001(b) of ERISA, nor any trusts created thereunder, have incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor did the present value of all benefits vested under all Plans exceed, as of January 1, 1996, the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits by more than $7,200,000.

            17. Party in Interest. The Company is neither a "party in interest" (as defined in title I, Section 3(14) of ERISA) nor a "disqualified person" (as defined in Section 497(e) (2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (e) or (f) of ss.3.2 of the Note Agreements; and, with respect to any plan identified pursuant to ss.3.2(e) of the Note Agreements, neither it nor any

Petroleum Heat and Power Co., Inc. Note Agreement


      "affiliate" (as defined in Section V(c) of PTE 84-14) is described in the proviso to said ss.3.2(e) of the Note Agreements.

      Dated:  February ___, 1997


                                        PETROLEUM HEAT AND POWER CO., INC.

                                        By
                                           Its

Petroleum Heat and Power Co., Inc. Note Agreement


                           SUBSIDIARIES OF THE COMPANY

1.    SUBSIDIARIES:

                                                         PERCENTAGE OF VOTING
                                                         STOCK OWNED BY COMPANY
                                   JURISDICTION OF       AND EACH OTHER
           NAME OF SUBSIDIARY      INCORPORATION         SUBSIDIARY

A. P. Woodson Company              Washington, D.C.               100%
C.B.W. Realty Corp. of
Connecticut                        Connecticut                    100%
Marex Corporation                  Maryland                       100%
Maxwhale Corp.                     Minnesota                      100%
Ocennet Fuel Oil Corp.             Connecticut                    100%
Ortep of Connecticut, Inc.         Connecticut                    100%
Ortep of New Jersey, Inc.          New Jersey                     100%
Ortep of Pennsylvania, Inc.        Pennsylvania                   100%
Ortep of Staten Island, Inc.       New York                       100%
Petro/Crystal Corp.                New York                       100%
Petro, Inc.                        Delaware                       100%
Public Fuel Services Co., Inc.     New York                       100%
Reliance Utilities Corp.           New York                       100%

Petroleum Heat and Power Co., Inc. Note Agreement


                        DESCRIPTION OF DEBT AND LEASES

1. Current Debt of the Company and its Subsidiaries outstanding as of January 31, 1997 is as follows:

Current portion of 14.10% Subordinated Notes                  $1,050,000
Current portion of 14.10% Senior Notes`                        1,050,000
Current portion of other Long-Term Debt                          947,000
Working capital borrowings                                    35,000,000
                                                              ----------
                                                             $38,047,000
                                                             ===========

2. Funded Debt of the Company and its Subsidiaries outstanding as of January 31, 1997 is as follows:

Senior and Subordinated Notes due 10/01/1998                 $60,000,000
14.10% Senior and Subordinated Notes                           6,200,000
10.125% Subordinated Notes                                    50,000,000
9-3/8% Subordinated Debentures                                75,000,000
12-1/4% Subordinated Debentures                               81,250,000
Other Long-Term Notes                                         16,687,000
                                                              ----------
                                                            $289,137,000

3. Long-Term Leases of the Company and its Subsidiaries outstanding as of January 31, 1997 are as follows:

Leased Facilities                                            $22,500,000

4. Capitalized Leases of the Company and its Subsidiaries outstanding as of January 31, 1997 are as follows:

None.

Petroleum Heat and Power Co., Inc. Note Agreement


               DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION

      The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by ss.4.2 of the Note Agreement on the Closing Date, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

            1. The Company is a corporation, validly existing and in good standing under the laws of the State of Minnesota and has the corporate power and the corporate authority to execute and deliver the Note Agreements and to issue the Notes.

            2. The Note Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contract of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

      The opinion of Chapman and Cutler shall also state that the opinion of Philips Nizer Benjamin Krim & Ballon LLP is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon and shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company.

Petroleum Heat and Power Co., Inc. Note Agreement


           DESCRIPTION OF CLOSING OPINION OF COUNSEL TO THE COMPANY

      The closing opinion of Philips Nizer Benjamin Krim & Ballon LLP, counsel for the Company, which is called for by ss.4.2 of the Note Agreement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall cover the matters referred to in paragraphs 1 through 4 of Exhibit C and shall also be to the effect that:

            (1) The Company has full power and authority and is duly authorized to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary;

            (2) Each Subsidiary is a corporation duly organized, legally existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries;

            (3) The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or encumbrance upon any of the property of the Company pursuant to the provisions of the Certificate of Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel after reasonable inquiry to which the Company is a party or by which the Company may be bound;

            (4) No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution and delivery of the Note Agreements or the Notes;

            (5) The Notes are Designated Senior Debt (as defined in and for the purposes of the Public Debentures); and

            (6) The 1997 Preferred Stock when issued by the Company will be duly and validly issued, fully paid and non-assessable. The opinion of Philips Nizer Benjamin Krim & Ballon LLP shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request.